APRIL 2018

MassRoots

OTCQB:MSRT

INVESTOR UPDATE


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A LETTER FROM THE CHAIRMAN AND CEO

Dear MassRoots Shareholders,

With key cannabis markets like California and Nevada experiencing record growth, now is an ideal time to provide you with an update on MassRoots' recent developments as well as our upcoming events and milestones. Throughout the coming weeks, we plan to:

- Increase our market share of dispensaries with our substantially upgraded business portal;
- Expand our strategic partnerships with leading industry brands; and
- Introduce a digital instrument to be issued by MassRoots Blockchain Technologies, Inc., a wholly-owned subsidiary of the Company, aimed at encouraging key behaviors within the MassRoots' platform, such as high- quality reviews of cannabis strains.

Management believes this digital instrument will incentivize user growth and stimulate the platform's overall activity. In addition, management believes that the digital instrument may also one day be used by businesses within the cannabis industry to, among other things, develop customer loyalty programs to award our digital instruments to consumers for purchasing certain products or reaching certain spending/order levels. More information on our digital instrument is available on MassRootsBlockchain.com and the Company's Annual Report on Form 10-K for the year ended December 31, 2017 filed on April 17, 2018.

Recent MassRoots Updates and Upcoming Events

- Introduced a restructured mobile application on Apple and Google devices which will serve as a solid foundation for new features and utilities, including our digital instrument.
- Successfully raised $942,500 in convertible instruments assigned to MassRoots Blockchain Technologies, Inc.
- Received proceeds of approximately $4.75 million from the sale of our common stock in the first quarter of 2018.

HIGHLIGHTS


THE
ARCVIEW
GROUP

MassRoots CEO, Isaac Dietrich, pitches The Arcview Group in June of 2016 in Oakland, CA.

- *Fully repaid all outstanding convertible debt convertible.*
- *Strengthened our Board of the Directors with the appointment of Graham Farrar, a seasoned software and California cannabis industry veteran.*
- *Anticipate introduction of our revamped dispensary portal as our primary revenue-generating product.*

New Dispensary Portal

MassRoots' revamped dispensary portal is expected to enter private beta testing with several of the nation's top dispensaries in the coming weeks. Through this service, dispensaries are expected to have access to a wide-array of marketing channels, utilities, and analytics to better connect with the millions of cannabis consumers in regulated markets as well as access insightful data on their local audience. To request access to the private beta version of MassRoots' dispensary portal, please visit MassRoots.com/Business. More information is available by calling (720) 634-2444 or emailing dispensaries@massroots.com.

Our near-term business objective is to have 1,000 dispensaries and ancillary businesses, such as vaporizer companies, paying us between $420 to $1,000 per month by the end of 2018, which we believe will enable our business to generate positive-cash flows on a monthly basis.

CONVERTIBLE DEBT REPAID

RAISED $4.75 MILLION IN EQUITY FINANCING

FURTHER STRENGHTENED CAPITALIZATION STRUCTURE

Unified MassRoots Board and Leadership Team

During the past several months, MassRoots has strengthened its leadership team with the appointment of Graham Farrar, a seasoned software and California cannabis industry veteran, to its Board of Directors and Jesus Quintero, CPA, previously of PricewaterhouseCoopers and Deloitte & Touch, as Chief Financial Officer.

The newly appointed members of the Company's Board of Directors and its management team are committed to building long-term, sustainable shareholder value and are unified in their support of the vision and plan outlined in this shareholder update.

Strategic Partnerships

We continue to partner with some of the leading companies in the cannabis industry. We are a shareholder of High Times Holdings Corporation, which recently announced its plans to become a public-traded company through a Regulation A+ offering. We are also a shareholder of CannaRegs, Inc., which continues to impressively scale its clientele and revenues in the California market. We are constantly evaluating opportunities to partner with best-in-class companies in the cannabis industry which we believe may further expand our footprint and create new revenue-generating channels for our business.

Regards,

Isaac Dietrich
Chairman & Chief Executive Officer
MassRoots, Inc.

PROJECTED REGULATED MARIJUANA MARKET GROWTH


Prohibition
Medical Use
Adult Use (21+)
2018 Projection: Medical
2018 Projection: Adult Use (21+)

The regulated industry is expected to grow to $23.1 billion in 2020, with an annual compound growth rate of 35% according to ArcView Market Research.

Sitting at the intersection of healthcare on the medicinal side and a vice industry on the recreational side, the cannabis industry can continue to grow in any economic climate.

This shareholder update contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company's filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

MassRoots Blockchain Technologies, Inc.

In December 2017, we formed MassRoots Blockchain Technologies, Inc. ("MassRoots BlockChain"), our wholly-owned subsidiary, to explore how blockchain technology can be utilized in the cannabis industry.

Over the past several months, we have raised $942,500 from investors to finance our blockchain exploration efforts in the form of a Simple Agreement for Future Token Agreement, as amended on February 13, 2018 and filed as an exhibit to our Annual Report on Form 10-K filed on April 17, 2018. We have invested approximately $250,000 of these proceeds in developing blockchain-powered features and utilities within our platform focused on the development of a digital instrument based on the ERC-20 standard that will run on the Ethereum network. We are preliminarily calling these instrument "TOKE Coin" or "TOKEn."

We plan to utilize digital instruments as a form of reward based currency within the MassRoots platform to encourage high-quality reviews, including reviews of new products, as well as incentivizing user-growth and stimulating our platform's overall activity.

Initially, we intend to have our online platform, which includes the MassRoots App and MassRoots Retail, provide a closed-loop ecosystem and network incentives to provide a healthy microeconomy for our digital instruments. Users may earn digital instruments on the MassRoots platform by writing high quality reviews on cannabis strains and products and then may use such digital instruments to purchase upgrades on the MassRoots App, to purchase products on the MassRoots online store and as a way for industry participants, including dispensaries, to pay for advertisements on the MassRoots network.

Although we initially intend for the digital instruments to be used in a closed-loop ecosystem, we believe that our digital instruments may one day be used by businesses in the cannabis industry including ancillary businesses such as vaporizer companies. For example, businesses in the cannabis industry may elect to utilize the MassRoots platform to develop customer loyalty programs to award our digital instruments for purchasing certain products or reaching certain spending/order levels. Users may then be able to use our digital instruments to purchase non-cannabis good or services. In addition, businesses in the cannabis industry may issue our digital instruments to incentivize a range of actions by producers, consumers, and other industry participants, such as attendance at workshops and interaction with product or brand ambassadors at industry events.



Other Potential Blockchain Applications

Independent of our digital instruments, we are exploring how blockchain technology can be utilized for purposes including, but not limited to:



Seed-To-Sale Traceability

Distributed ledger technology provides a greater degree of reliability and accuracy on the metadata associated with products such as times, dates, locations and quantities, all of which have the potential to reduce friction in the cannabis market-place, save businesses valuable resources, and provide greater transparency to government regulators. According to an article published by Bloomberg Technology in November 2017, IBM is also exploring how blockchain can improve seed-to-sale traceability in the cannabis market. MassRoots Blockchain is exploring how this new technology can improve its point-of-sale system, MassRoots Retail.

Identity Management

Social networks such as MassRoots collect a significant amount of metadata on its users. Blockchain has the potential to streamline the collection and organization of such data while eliminating traditional security risks. This would enable advertisers to better target consumers, reduce the risk of security breaches, and enable the development of solutions that better serve the MassRoots community.





Risk Factors Related to Our Digital Instrument

While we and MassRoots Blockchain are devoting development resources to exploring the feasibility of developing these solutions, there can be no assurances that we will be successful in implementing any of the foregoing solutions, that such solutions will be economically viable, or that such solutions will be able to generate any revenue.

We currently anticipate that we and/or MassRoots BlockChain will need to raise additional funds to continue to explore and develop potential uses and applications of our anticipated digital instruments and blockchain technology for our business and other businesses in the cannabis industry; however, no assurance can be given that additional financing will be available on terms favorable to us, or at all.

For a full list of risk factors affecting our business, please reference our Annual Report on Form 10-K for the year ended December 31, 2017 filed on April 17, 2018.

MassRoots

COMPANY TIMELINE

2013

APRIL 10

JULY 16
MassRoots launches in the Apple App Store.

SEPTEMBER 24
MassRoots pitches at Denver ArcView Meeting with 6,500 users.

2014

JANUARY 12
Bloomberg
"Pritzker Scion Backs Pot Plans as Getting High Gets Legal"

FEBRUARY
MassRoots relocates to Colorado.

APRIL 2
MassRoots crosses 100,000 users

APRIL 7
Business Insider
"Money is Flowing to a New Social Network for Weed Smokers"

APRIL 23
MassRoots files a draft Registration Statement with the Securities and Exchange Commission to become a publicy traded company.

APRIL 25
VICE
"Rocky Mountain High"

JULY 18
The New York Times
"Next Gold Rush: Legal Marijuana Feeds Entrepreneurs' Dreams"

NOVEMBER 4
Apple bans MassRoots from the App Store

2015

JANUARY 5
Over 10,000 users send personal emails to Apple on MassRoots' behalf in 72 hours.

JANUARY 20
The Denver Post
"Apple Just Says No to Many Pot Apps"

FEBRUARY 12
Apple reverses cannabis app policy; MassRoots Returns to the App Store

FEBRUARY 13
FORTUNE
"Apple's ban on this marijuana social networking app goes up in smoke"

APRIL 9
MassRoots' stock starts trading under the ticker "MSRT"

APRIL 17
CNN
Primetime segment on National TV; Closes $576,200 Private Placement

JUNE 14
Twitter verifies MassRoots, one of the first cannabis-related brands to be verified.

JULY 9
CNBC
Isaac Dietrich pitches Kevin O'Leary on CNBC's Elevator Pitch; MassRoots crosses 420,000 users.

AUGUST 31
MassRoots announces it has applied to the Nasdaq
NASDAQ

SEPTEMBER 1
MarketWatch
"MassRoots Applies to Be First Cannabis Company on Nasdaq"

2016

JANUARY 9
Extreme Tech Challenge
MassRoots presents on stage at CES as part of the Top 10 in the Extreme Tech Challenge.

JANUARY 11
History
"The Marijuana Revolution"

FEBRUARY 10
MassRoots CEO Isaac Dietrich meets Sir Richard Branson on Neckar Island

MAY 23
NASDAQ rejects MassRoots' application to uplist

JUNE 20

JUNE 30
MassRoots generates $475,000 in Q2 2016 revenue; more than all other previous quarters combined

OCTOBER 20
Aphria, one of the largest Canadian Licensed Producers, invests in and partners with MassRoots
Aphria

OCTOBER 23

NOVEMBER 8
Seven states with 22.9% of the U.S. population vote in favor of adult-use and medicinal cannabis laws.

DECEMBER 14
Entered definitive agreement to acquire Whaxy (a menu management & online ordering platform for licensed cannabis business) for cash and stock; reverse triangle merger effectuated January 25, 2017. See current report filed on 8-K January 25, 2017.

2017

FEBRUARY 20
Made strategic investment in High Times Holding Corporation
HIGH TIMES

MARCH 20
1MM
Reaches 1 Million Registered Users

APRIL 10
Partnered with New Frontier Data to develop first cannabis consumer sentiment report
NewFrontier data

MAY 5
grownetics
Partnered with Grownetics to correlate cultivation data and consumer data

JULY 13
Acquired Odava, a leading compliance and point-of-sale system
ODAVA

JULY 20
CannaRegs
Made strategic investment in CannaRegs, Inc.

DECEMBER 29
Forms MassRoots Blockchain Technologies, Inc
MassRoots Blockchain

2018

JAN 10
Retired all convertible debt

FEB 21
Appointed Glass House Farms Founder Graham Farrar to Board of Directors

2013 | 2014 | 2015 | 2016 | 2017 | 2018

THE MASSROOTS BUSINESS MODEL

We anticipate primary source of revenue will be dispensary listing fees. We intend to charge dispensaries a minimum of $420 to $1,000 per location, per month, with a 12-month minimum contract to be listed on our dispensary map and have access to its comprehensive business portal. We believe reaching this milestone will enable our business to generate positive-cash flows on a monthly basis. ArcView Market Research estimates there are currently about 1,700 dispensary locations in the United States which is estimated to grow to 2,500 dispensaries over the next 18 months.

Model Offers Direct Play on Industry Growth without Touching the Plant

When a state passes a medical or recreational cannabis law, MassRoots is able to start registering users and businesses in that state with minimal marginal cost. Because we are not involved in the production or sale of cannabis, we do not have to build outgrow operations, open retail stores, or have a significant physical presence in the state in order to operate our business. At the same time, MassRoots' financial model is not tied to the success of a particular location, brand or a particular ballot initiative – we believe we will have a significant percentage of all dispensaries and brands on our platform, making MassRoots a play on the industry as a whole.

Expansion of Business Model

We plan to introduce additional features to our business portal over the coming months which we expect will enable us to charge additional monthly fees to dispensaries. This includes a data portal which will enable dispensaries to see trending products, popular strains, and key consumer data points on their local markets. We believe we have potential to generate more revenue this year from the combination of higher fees and a growth in the number of paying clients.




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Mark Ronson
London, UK
August 10th, 2017
"This particular Moby Dick wasn't the nicest sample that I've ever seen, but that was mostly due to the extreme dryness and the consequent reduction in aroma and flavor."
Ben Wahlberg
London, UK
August 10th, 2017
"I would recommend checking out Moby Dick if you like a crisp, slightly sweet flavor with a smooth, 70/30ish sativa-dominant effects package."
Adam Salvail
London, UK
August 10th, 2017
"No THC products, another nessisary canabanoid needed for medication. Unfortunately a one and done"

PRESS

CNBC

"AN APP WITH HIGH EXPECTATIONS"

Dietrich was given 30 seconds to blind pitch MassRoots to "Shark Tank's" millionaire investor Kevin O'Leary. After hearing the pitch, "Mr. Wonderful" voiced concern that there are only a handful of states where the business concept is even applicable.

O'Leary agreed that the company has great potential, but he can't get involved "until it's a federal mandate that doesn't put me at any risk in any state."

Inc.

"MASSROOTS BECOMES THE BIGGEST HIT IN THE MARIJUANA BUSINESS"

MassRoots allows companies to sponsor posts in users' news feeds, like other businesses do on Facebook. "We're not trying to recreate the wheel here. We're just trying to use methods proven in other industries and applying them to the cannabis industry," Dietrich says.

When regulations on online purchasing and delivery are established, MassRoots will add functionality to the app so users can go to a dispensary's profile, scroll through its menu, and place an order through the app.

FORTUNE

"APPLE'S BAN ON MARIJUANA SOCIAL NETWORKING APP GOES UP IN SMOKE"

The tech giant reversed course Thursday night by making MassRoots, a social network for cannabis lovers, available on the iOS App Store a little over three months after banning the site's app. MassRoots first became available through the App Store in 2013, but Apple decided to pull the app last month due to conflicts with company guidelines banning "apps that encourage excessive consumption of alcohol or illegal substances."

To avoid running afoul of that App Store rule, MassRoots agreed to add a geo-restricting function that only makes the app available in the 23 states that have legalized medical marijuana, the social network said Friday in a blog post. That tweak apparently swayed Apple, as the app was once again available for download from the App Store as of Friday.

THE DENVER POST

"MassRoots Inc., the Denver-based social network for the cannabis industry, has tapped a former Autodesk and Salesforce executive as its chief technology officer. MassRoots hired Lance Galey, who headed the development of core infrastructure and platform services for several Salesforce so ware-as-a-service applications. Galey, who also has worked in similar capacities for Disney and Amazon, will lead efforts to improve MassRoots' engineering processes and software platform, the Denver company said."

FORTUNE

"Apple has lightened up on restrictions that once banned cannabis-focused social networking apps from its App Store. The tech giant reversed course Thursday night by making MassRoots, a social network for cannabis lovers, available on the iOS App Store a little over three months after banning the site's app. MassRoots first became available through the App Store in 2013, but Apple decided to pull the app last month due to conflicts with company guidelines banning "apps that encourage excessive consumption of alcohol or illegal substances.""

Forbes

"MassRoots received word on Monday that its application had been denied by the exchange on the grounds that MassRoots may be deemed to be aiding and abe ng the distribu on of an illegal substance. "With this decision, the NASDAQ has set a dangerous precedent that will prevent nearly every company in the regulated cannabis industry from listing on a national exchange. This will have ripple effects across the entire industry, making it more difficult for cannabis entrepreneurs to raise capital and slow the progression of cannabis legalization in the United States," stated MassRoots CEO Isaac Dietrich."

PARTNERS

Aphria

Aphria Inc. is one of Canada's lowest cost producers, produces, supplies and sells medical cannabis. With a $2.2 billion CAD market capitalization and more than $400 million CAD in assets, Aphria is one of the most well-capitalized medical cannabis companies in the world. MassRoots has an exclusive partnership with Aphria in which we refer our Canadian userbase to to register with Aphria. Aphria has invested $750,000 in MassRoots.

CRESCOlabs

Cresco Labs is a shareholder in MassRoots and one of the largest holders of dispensary licenses in Illinois and Pennsylvania. Cresco is one of the most well-capitalized cannabis companies in the United States.

MassRoots INVESTMENTS

CannaRegs

MassRoots is a shareholder in CannaRegs, Inc., a web-based subscription service that provides up-to-date enhanced access to all cannabis-related rules and regulations from municipal, county, state and federal sources. CannaRegs' clients include the County of Los Angeles, Sonoma County, and over a hundred of the leading cannabis-related businesses.

HIGH TIMES

MassRoots is a shareholder in HighTimes Holdings Corporation, the parent company of High Times Magazine, one of the most recognizable cannabis brands in the United States. High Times recently announced its plans to go public through a Regulation A+ offering.

MassRoots

OTCQB:MSRT

INVESTOR UPDATE

APRIL 2018
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